Exhibit 99.9

TALOS ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements present the combination of the historical financial information of Talos Energy Inc., a Delaware corporation (the “Company” or “Talos”), ILX Holdings, LLC, a Delaware limited liability company (“ILX Holdings”), ILX Holdings II, LLC, a Delaware limited liability company (“ILX Holdings II”), Castex Energy 2014, LLC, a Delaware limited liability company (“Castex 2014”) and Castex Energy 2016, L.P., a Delaware limited partnership (“Castex 2016” and, together with Castex 2014, the “Castex Sellers”), adjusted to give effect to the Transactions (as defined below) and related financing consisting of borrowings under the Company’s revolving bank credit facility. In addition, while the Company acquired substantially all of the key operating assets of ILX Holdings, ILX Holdings II and the Castex Sellers, the historical financial information was adjusted to eliminate specified assets and liabilities, and the associated income affect, not in the ILX I Target Entities, ILX II Target Entities or Castex Target Entities (each as defined in the definitive Information Statement filed with the U.S. Securities and Exchange Commission on March 10, 2020, the “Information Statement”), or were considered Excluded Assets in the Purchase Agreements (as defined below).

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 and year ended December 31, 2018 combines the historical consolidated statements of operations of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers giving effect to the Transactions and related financing as if they had been consummated on January 1, 2018. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers as of September 30, 2019, giving effect to the Transactions and related financing as if closing had occurred on September 30, 2019.

The following unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with:

•

The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Talos” included in the Information Statement;

•

The historical unaudited condensed consolidated interim financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Talos” included in the Information Statement;

•

The historical audited consolidated financial statements of ILX Holdings and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement;

•

The historical unaudited interim consolidated financial statements of ILX Holdings and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement;

•

The historical audited consolidated financial statements of ILX Holdings II and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement;

•

The historical unaudited interim consolidated financial statements of ILX Holdings II and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement;

•

The historical audited consolidated financial statements of Castex 2014 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement;

•

The historical unaudited condensed consolidated interim financial statements of Castex 2014 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement;

•

The historical audited consolidated financial statements of Castex 2016 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement; and

•

The historical unaudited condensed consolidated interim financial statements of Castex 2016 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Sellers” included in the Information Statement.

On February 28, 2020 (the “Closing Date”), the Company acquired the outstanding limited liability interests in certain wholly owned subsidiaries of ILX Holdings, ILX Holdings II, ILX Holdings III LLC, a Delaware limited liability company (“ILX Holdings III”) and Castex 2014, each a related party and an affiliate of certain entities controlled or affiliated with Riverstone Energy Partners V, L.P. (collectively, the “Riverstone Sellers”), and Castex 2016 (together with the Riverstone Sellers, the “Sellers”) with an effective date of July 1, 2019 (collectively, the “ILX and Castex Acquisition”). The ILX and Castex Acquisition was consummated pursuant to separate Purchase and Sale Agreements, dated December 10, 2019 (as amended from time to time, the “Purchase Agreements”) for aggregate consideration consisting of (i) $385.0 million in cash subject to customary closing adjustments and (ii) an aggregate 110,000 shares (the “Preferred Shares”) of a series of the Company’s preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock” were issued to the Riverstone Sellers (such issuance, the “Preferred Stock Issuance”) on the terms and subject to the conditions set forth in that certain Certificate of Designation of Preferences, Rights and Limitations relating to the Series A Convertible Preferred Stock (the “Certificate of Designation”) which subsequently converted to 11.0 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on March 30, 2020 (the “Conversion” and such Common Stock, the “Conversion Stock”). The Preferred Stock Issuance, the ILX and Castex Acquisition, the Conversion and the other transactions contemplated by the Purchase Agreements are referred to herein collectively as the “Transactions”. The cash payment and escrow deposit were funded with borrowings under the revolving bank credit facility.

The accompanying unaudited pro forma condensed combined financial statements were derived by making certain adjustments to the historical financial statements listed above that are (i) directly attributable to the Transactions and related financing, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions and related financing and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of operating results that Talos would have achieved if the Transactions and related financing had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statements and should not be relied on as an indication of the future results of Talos.

TALOS ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019

(In thousands, except per share data)

	Talos Historical	Target Assets Historical	Pro Forma Adjustments			Pro Forma Combined

		Note 2	Note 4
ASSETS
Current assets:
Cash and cash equivalents	$90,682	$3,786	$—			$94,468
Accounts receivable, net						—
Trade	108,354	6,803	—			115,157
Joint Interest	17,562	—	—			17,562
Other	31,768	6,100	—			37,868
Assets from price risk management activities	43,058	—	—			43,058
Prepaid assets	39,378	28	—			39,406
Other current assets	1,952	148	—			2,100

Total current assets	332,754	16,865	—			349,619

Property and equipment:
Proved properties	4,012,100	1,059,334	(648,505)	(a	)	4,422,929
Unproved properties, not subject to amortization	178,174	86,377	(6,377)	(a	)	258,174
Other property and equipment	28,690	—	—			28,690

Total property and equipment	4,218,964	1,145,711	(654,882)			4,709,793
Accumulated depreciation, depletion and amortization	(1,967,610)	(605,755)	605,755	(a	)	(1,967,610)

Total property and equipment, net	2,251,354	539,956	(49,127)			2,742,183

Other long-term assets:
Assets from price risk management activities	7,820	—	—			7,820
Other well equipment inventory	9,251	—	—			9,251
Leased assets	8,082	—	—			8,082
Other assets	2,624	2,226	(1,974)	(b	)	2,876

Total Assets	$2,611,885	$559,047	$(51,101)			$3,119,831

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,737	$13,719	$12,416	(c	)	$121,872
Accrued liabilities	169,152	443	—			169,595
Accrued royalties	37,763	—	—			37,763
Current portion of asset retirement obligations	63,404	3,133	(3,133)	(d	)	63,404
Liabilities from price risk management activities	3,832	—	—			3,832
Accrued interest payable	21,058	—	—			21,058
Leased liabilities	1,416	—	—			1,416
Other current liabilities	18,993	—	—			18,993

Total current liabilities	411,355	17,295	9,283			437,933

Long Term Liabilities:
Long-term debt	697,192	—	293,095	(e	)	990,287
Asset retirement obligations	321,808	63,126	(18,637)	(d	)	366,297
Liabilities from price risk management activities	750	—	—			750
Long-term leased liabilities	17,249	—	—			17,249
Other long-term liabilities	88,707	—	—	(f	)	88,707

Total liabilities	1,537,061	80,421	283,741			1,901,223

Members’ equity	—	478,626	(478,626)	(g	)	—
Stockholders’ Equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of September 30, 2019
Common Stock, $0.01 par value; 270,000,000 shares authorized; 54,196,145 shares issued and outstanding as of September 30, 2019	542	—	110	(h	)	652
Additional paid-in capital	1,342,993	—	156,090	(h	)	1,499,083
Accumulated deficit	(268,711)	—	(12,416)	(c	)	(281,127)

Total stockholders’ equity	1,074,824	478,626	(334,842)			1,218,608

Total liabilities and stockholders’ equity	$2,611,885	$559,047	$(51,101)			$3,119,831

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TALOS ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(In thousands, except per share data)

	Talos Historical	Target Assets Historical	Pro Forma Adjustments			Pro Forma Combined

		Note 2	Note 4
Revenues:
Oil revenue	$624,486	$213,657	$—			$838,143
Natural gas revenue	41,738	23,607	—			65,345
NGL revenue	15,095	8,628	—			23,723
Other	13,061	—	—			13,061

Total revenue	694,380	245,892	—			940,272

Operating expenses:
Direct lease operating expense	122,243	62,070	(119)	(i	)	184,194
Insurance	12,462	3,581	—			16,043
Production taxes and other	1,067	1,120	—			2,187

Total lease operating expense	135,772	66,771	(119)			202,424
Workover and maintenance expense	49,525	13,473	—			62,998
Depreciation, depletion and amortization	248,518	105,336	(58,801)	(j	)	295,053
Oil & Gas Write down	13,778	38,683	(38,683)	(k	)	13,778
Accretion expense	26,868	3,549	—			30,417
General and administrative expense	53,795	10,993	—			64,788

Total operating expenses	528,256	238,805	(97,603)			669,458

Operating income	166,124	7,087	97,603			270,814

Interest expense	(73,273)	—	(10,690)	(l	)	(83,963)
Price risk management activities income (expense)	(35,829)	—	—			(35,829)
Other income	1,831	438	—			2,269

Income before income taxes	58,853	7,525	86,913			153,291
Income tax expense	(428)	—	(591)	(m	)	(1,019)

Net income	$58,425	$7,525	$86,322			$152,272

Net income per common share:
Basic	$1.08					$2.34
Diluted	$1.07					$2.33
Weighted average common shares outstanding:
Basic	54,178					65,178	(n	)
Diluted	54,364					65,364	(n	)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TALOS ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except per share data)

	Talos Historical	Target Assets Historical	Pro Forma Adjustments			Pro Forma Combined Company
		Note 2	Note 4
Revenues:
Oil revenue	$781,815	$213,399	$—			$995,214
Natural gas revenue	73,610	28,952	—			102,562
NGL revenue	35,863	13,369	—			49,232
Other	—	—	—			—

Total revenue	891,288	255,720	—			1,147,008

Operating expenses:
Direct lease operating expense	145,988	49,698	(389)	(i	)	195,297
Insurance	15,342	3,853	—			19,195
Production taxes and other	1,989	1,018	—			3,007

Total lease operating expense	163,319	54,569	(389)			217,499
Workover and maintenance expense	64,961	1,656	—			66,617
Depreciation, depletion and amortization	288,719	127,271	(82,800)	(j	)	333,190
Oil & Gas Write down	—	9,706	(9,706)	(k	)	—
Accretion expense	35,344	2,687	—			38,031
General and administrative expense	85,816	11,122	—			96,938

Total operating expenses	638,159	207,011	(92,895)			752,275

Operating income	253,129	48,709	92,895			394,733

Interest expense	(90,114)	—	(14,253)	(l	)	(104,367)
Price risk management activities income (expense)	60,435	—	—			60,435
Other income	1,012	553	—			1,565

Income before income taxes	224,462	49,262	78,642			352,366
Income tax expense	(2,922)	—	(81)	(m	)	(3,003)

Net income	$221,540	$49,262	$78,561			$349,363

Net income per common share:
Basic	$4.81					$6.12
Diluted	$4.81					$6.12
Weighted average common shares outstanding:
Basic	46,058					57,058	(n	)
Diluted	46,061					57,061	(n	)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

TALOS ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements present the combination of the historical financial information of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers, adjusted to give effect to the Transactions and additional borrowings under the revolving bank credit facility. In addition, while the Company acquired substantially all of the key operating assets of ILX Holdings, ILX Holdings II and the Castex Sellers, the historical financial information was adjusted to eliminate specified assets and liabilities not acquired by Talos as part of the Transactions. See Note 2 — Consolidation of Acquired Entities, for additional information.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 and fiscal year ended December 31, 2018 combines the historical consolidated statements of operations of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers, giving effect to the Transactions and related financing as if they had been consummated on January 1, 2018. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers as of September 30, 2019, giving effect to the Transactions and related financing as if the closing had occurred on September 30, 2019. The Transactions and other adjustments are described in Note 4 — Pro Forma Adjustments to these unaudited pro forma condensed combined financial statements.

Certain reclassifications have been made to the historical financial statements of ILX Holdings, ILX Holdings II and the Castex Sellers to reflect the comparability of financial information. However, the pro forma condensed combined financial statements may not reflect all adjustments necessary to conform the accounting policies of ILX Holdings, ILX Holdings II and the Castex Sellers to those of Talos due to the limitations on the availability of information.

The pro forma adjustments represent management’s estimates based on information available as of the date hereof and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities or transaction or other costs following the Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing of the Transactions are not included in the pro forma statements of operations. However, the impact of such transaction expenses is reflected in the pro forma balance sheet as an increase to accounts payable and accumulated deficit.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting with Talos as the accounting acquirer of the Target Assets (as defined in the Information Statement). Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess in purchase price allocated to goodwill. The fair value of identifiable assets acquired and liabilities assumed from the Transactions are based on a preliminary estimate of fair value using assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information that the Company believes is reasonable. See Note 3 — Preliminary Purchase Price Allocation, for additional information.

Note 2. Consolidation of Acquired Entities

The following table illustrates the historical balances sheets of ILX Holdings, ILX Holdings II and the Castex Sellers, including the elimination of specific assets and liabilities not acquired by Talos, that form the Target Assets Historical column on the unaudited condensed combined balance sheet as of September 30, 2019. Certain reclassifications have been made to the historical financial statements of ILX Holdings, ILX Holdings II and the Castex Sellers to reflect the comparability of financial information.

	ILX Holdings Historical	ILX Holdings II Historical	Castex 2014 Historical	Castex 2016 Historical	Excluded Assets			Total Target Assets Historical
ASSETS
Current assets:
Cash and cash equivalents	$29,772	$35,901	$3,093	$693	$(65,673)	(a	)	$3,786
Accounts receivable, net
Trade	10,690	12,557	6,096	707	(23,247)	(b	)	6,803
Other	252	833	6,100	—	(1,085)	(b	), (d)	6,100
Assets from price risk management activities	2,433	6,233	1,104	—	(9,770)	(c	)	—
Prepaid assets	670	1,371	28	—	(2,041)	(b	)	28
Other current assets	—	891	133	15	(891)	(b	)	148

Total current assets	43,817	57,786	16,554	1,415	(102,707)			16,865

Property and equipment:
Proved properties	266,578	628,676	259,208	15,883	(111,011)	(e	)	1,059,334
Unproved properties, not subject to amortization	—	89,738	32,435	378	(36,174)	(e	)	86,377

Total property and equipment	266,578	718,414	291,643	16,261	(147,185)			1,145,711
Accumulated depreciation, depletion and amortization	(162,059)	(332,038)	(108,510)	(3,148)	—			(605,755)

Total property and equipment, net	104,519	386,376	183,133	13,113	(147,185)			539,956

Other long-term assets:
Assets from price risk management activities	491	1,049	—	—	(1,540)	(c	)	—
Other assets	18,237	22,722	228	24	(38,985)	(b	)	2,226

Total Assets	$167,064	$467,933	$199,915	$14,552	$(290,417)			$559,047

LIABILITIES AND EQUITY
Current liabilities:
Accounts Payable	$10,498	$8,226	$11,388	$2,331	$(18,724)	(b	)	$13,719
Accrued liabilities	1,318	1,412	405	38	(2,730)	(b	)	443
Current portion of long-term debt	—	—	—	980	(980)	(f	)	—
Current portion of asset retirement obligations	—	—	2,788	345	—			3,133
Liabilities from price risk management activities	815	208	—	—	(1,023)	(c	)	—
Other current liabilities	208	50	—	—	(258)	(b	)	—

Total current liabilities	12,839	9,896	14,581	3,694	(23,715)			17,295

Long Term Liabilities
Long-term debt	—	—	21,653	—	(21,653)	(f	)	—
Asset retirement obligations	5,549	17,250	37,245	4,547	(1,465)	(e	)	63,126
Liabilities from price risk management activities	58	30	—	—	(88)	(c	)	—

Total liabilities	18,446	27,176	73,479	8,241	(46,921)			80,421

Total members’ equity	148,618	440,757	126,436	6,311	(243,496)	(g	)	478,626

Total liabilities and members’ equity	$167,064	$467,933	$199,915	$14,552	$(290,417)			$559,047

(a)

Reflects the exclusion of cash and cash equivalents from ILX Holdings and ILX Holdings II as such assets are considered Excluded Assets under the Purchase Agreements and are not included in the Transactions.

(b)

Reflects the exclusion of working capital and other long term assets of ILX Holdings and ILX Holdings II, as such assets and liabilities are considered Excluded Assets under the applicable Purchase Agreements and are not included in the Transactions.

(c)

Reflects the exclusion of assets and liabilities associated with price risk management activities of ILX Holdings, ILX Holdings II and the Castex Sellers as these financial instruments are considered Excluded Assets under the Purchase Agreements and are not included in the Transactions.

(d)

Reflects the exclusion of joint interest partner credits associated with the Katmai Field which is considered an Excluded Asset for ILX Holdings II under the applicable Purchase Agreement and are not included in the Transactions of $0.1 million.

(e)

Reflects the exclusion of capitalized oil and natural gas expenditures associated with the discovery of the Katmai Field, which is considered an Excluded Asset under the Purchase Agreements and are not included in the Transactions.

(f)	Reflects the exclusion of current and long-term debt of the Castex Sellers as the long-term debt is considered Excluded Assets under the Purchase Agreements and are not included in the Transactions.
(g)	Reflects the elimination of members’ equity for Excluded Assets under the Purchase Agreements.

The following table illustrates the historical income statements of ILX Holdings, ILX Holdings II and the Castex Sellers, including the elimination of expenses associated with specific assets and liabilities not acquired by Talos, that form the Target Assets Historical column on the unaudited condensed combined income statement for the nine months ended September 30, 2019. Certain reclassifications have been made to the ILX Holdings, ILX Holdings II and the Castex Sellers’ historical financial statements to reflect the comparability of financial information.

	ILX Holdings Historical	ILX Holdings II Historical	Castex 2014 Historical	Castex 2016 Historical	Excluded Assets			Total Target Assets Historical
Revenues:
Oil revenue	$76,153	$113,091	$21,932	$2,481	—			$213,657
Natural gas revenue	4,915	5,698	11,675	1,319	—			23,607
NGL revenue	2,505	3,570	2,317	236	—			8,628

Total revenue	83,573	122,359	35,924	4,036	—			245,892

Operating expenses:
Direct lease operating expense	17,915	28,347	14,355	1,521	(68)	(a	)	62,070
Insurance	879	1,073	1,465	164	—			3,581
Production taxes and other	—	—	977	143	—			1,120

Total lease operating expense	18,794	29,420	16,797	1,828	(68)			66,771
Workover and maintenance expense	10,009	192	2,951	321	—			13,473
Depreciation, depletion and amortization	21,216	64,534	18,191	1,395	—			105,336
Oil & Gas Write down	—	12,577	26,106	—	—			38,683
Accretion expense	267	897	2,160	225	—			3,549
General and administrative expense	3,073	3,323	4,323	274	—			10,993

Total operating expenses	53,359	110,943	70,528	4,043	(68)			238,805
Operating income (loss)	30,214	11,416	(34,604)	(7)	68			7,087
Interest expense	—	(2,185)	(1,034)	(50)	3,269	(b	)	—
Price risk management activities (expense) income	(1,241)	7,566	1,281	—	(7,606)	(c	)	—
Other income	436	—	2	—	—			438

Net income (loss)	$29,409	$16,797	$(34,355)	$(57)	(4,269)			$7,525

The following table illustrates the historical income statements of ILX Holdings, ILX Holdings II and the Castex Sellers, including the elimination of expenses associated with specific assets and liabilities not acquired by Talos, that form the Target Assets Historical column on the unaudited condensed combined income statement for the year ended December 31, 2018. Certain reclassifications have been made to the historical financial statements of ILX Holdings, ILX Holdings II and the Castex Sellers to reflect the comparability of financial information.

	ILX Holdings Historical	ILX Holdings II Historical	Castex 2014 Historical	Castex 2016 Historical	Excluded Assets			Total Target Assets Historical
Revenues:
Oil revenue	$91,579	$107,417	$13,392	$1,011	—			$213,399
Natural gas revenue	6,448	6,222	14,947	1,335	—			28,952
NGL revenue	5,506	4,621	2,970	272	—			13,369

Total revenue	103,533	118,260	31,309	2,618	—			255,720

Operating expenses:
Direct lease operating expense	18,583	23,184	7,548	521	(138)	(a	)	49,698
Insurance	1,255	1,649	880	69	—			3,853
Production taxes and other	—	—	905	113	—			1,018

Total lease operating expense	19,838	24,833	9,333	703	(138)			54,569
Workover and maintenance expense	1,187	104	305	60	—			1,656
Depreciation, depletion and amortization	26,882	85,235	14,198	956	—			127,271
Oil & Gas Write down	—	9,706	—	—	—			9,706
Accretion expense	394	1,289	955	49	—			2,687
General and administrative expense	4,099	4,264	2,383	376	—			11,122

Total operating expenses	52,400	125,431	27,174	2,144	(138)			207,011
Operating income (loss)	51,133	(7,171)	4,135	474	138			48,709
Interest expense	—	(2,920)	(1,411)	(30)	4,361	(b	)	—
Price risk management (expense) activities	(953)	(263)	(595)	—	1,811	(c	)	—
Other income	415	—	138	—	—			553

Net income (loss)	$50,595	$(10,354)	$2,267	$444	6,310			$49,262

(a)

Reflects the removal of direct lease operating expense associated with the Katmai Field which is considered an Excluded Asset for ILX Holdings II from the Transactions under the applicable Purchase Agreement.

(b)

Reflects the exclusion of interest expense associated with debt instruments held by ILX Holdings, ILX Holdings II and the Castex Sellers as the interest expense associated with debt instruments which are not included in the Transactions.

(c)

Reflects the elimination of price risk management income (expense) associated with derivatives held by ILX Holdings, ILX Holdings II and the Castex Sellers, which are considered Excluded Assets under the Purchase Agreements.

Note 3. Preliminary Purchase Price Allocation

Preliminary Estimated Purchase Price

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Talos as the accounting acquirer of the Target Assets. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The Transaction was consummated pursuant to separate Purchase Agreements for aggregate consideration consisting of (i) $385.0 million in cash subject to customary closing adjustments and (ii) an aggregate 110,000 Preferred Shares which subsequently converted to 11.0 million shares of Conversion Stock on March 30, 2020. The cash payment and escrow deposit were funded with borrowings under the revolving bank credit facility.

The following table summarizes the purchase price, subject to customary post-closing adjustments (in thousands, except per share data):

Talos Conversion Stock	11,000
Talos Common Stock price per share(1)	$14.20

Conversion Stock value	$156,200
Cash consideration	$385,000
Customary closing adjustments	(91,905)

Net cash consideration paid at closing	$293,095

Total purchase price	$449,295

(1)

Represents the closing price of the Company’s Common Stock on the Closing Date. The purchase price was based on the value of the Conversion Stock as the value approximates the value of the Preferred Shares as a result of the automatic conversion and dividend rights described in that certain Certificate of Designation.

While the Company has substantially completed the determination of the fair values of the assets acquired and liabilities assumed, the Company is still finalizing the fair value analysis related to the oil and natural gas properties acquired and asset retirement obligations assumed. The Company anticipates finalizing the determination of fair values by December 31, 2020.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed, (in thousands):

Current assets(1)	$16,865
Property and equipment	490,829
Other long-term assets	252
Current liabilities	(14,162)
Other long term liabilities	(44,489)

Allocated purchase price	$449,295

(1)	Includes trade and other receivables of $12.9 million, which the Company expects all to be realizable.

Note 4. Pro Forma Adjustments

The following adjustments and assumptions were made in the preparation of the unaudited pro forma condensed combined consolidated balance sheets:

(a)

Represents adjustments to reflect the preliminary purchase price allocation to proved and unproved oil and natural gas properties estimated at their fair values as discussed in Note 3 — Preliminary Purchase Price Allocation.

(b)	Reflects an adjustment to fair value of an investment in two limited liability companies which own interests in a deepwater floating production system.

(c)

Reflects adjustments to accounts payable to include estimated transaction costs totaling $12.4 million, which are offset as an increase to accumulated deficit. These costs represent direct, incremental costs of the Transactions, which are not yet reflected in the historical financial statements of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers. The adjustment does not reflect possible expenditures related to restructuring or integration activities that have yet to be determined.

(d)	Reflects adjustments to the asset retirement obligations assumed by the Company’s estimates and credit-adjusted risk-free interest rate.

(e)

Reflects an increase of $293.1 million in long-term debt attributable to additional borrowings under the revolving bank credit facility to fund the cash portion of the purchase price for the acquisition of the Target Assets as discussed in Note 3 — Preliminary Purchase Price Allocation. Of the additional borrowings, $31.8 million was paid in escrow by the Company contemporaneously with the execution of the Purchase Agreements.

(f)

Reflects the pro forma adjustments associated with the Transaction, based on a blended federal and state statutory tax rate of 24.9%. The Transactions will be treated as a purchase of assets or interest for income tax purposes. There is no difference between book to tax basis of the Target Assets, thus no pro forma adjustment is needed to reflect an adjustment to deferred taxes. As of September 30, 2019, Talos recorded a valuation allowance related to federal, state and foreign deferred tax assets.

(g)	Reflects the elimination of the historical member’s equity of ILX Holdings, ILX Holdings II and the Castex Sellers in conjunction with the closing of the Transactions.

(h)

Reflects an increase to the Company’s Common Stock and Additional paid-in capital to reflect the issuance of 11 million of the Company’s Common Stock as part of the purchase price consideration based on the share price of $14.20 representing the closing price of Talos’ Common Stock on the Closing Date.

The following adjustments and assumptions were made in the preparation of the unaudited pro forma condensed combined statement of operations:

(i)

Reflects the elimination of dry hole costs recognized by ILX Holdings and ILX Holdings II, which was based on their accounting policies which followed the successful method of accounting for oil and natural gas properties.

(j)

Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the Transactions. The pro forma depletion rates for the nine months ended September 30, 2019 and year ended December 31, 2018 were estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves as of the Closing Date, adjusted for actual production. The pro forma depletion rates were applied to production volumes for the Target Assets for the respective periods.

(k)

Reflects the elimination of the write-down of oil and natural gas properties recognized by ILX Holdings II and Castex 2014 as a result of a pro forma ceiling test calculation. ILX Holdings II’s impairment was based on its accounting policies which followed the successful efforts method of accounting for oil and natural gas properties. Castex 2014’s impairment was based on its accounting policies which followed the full cost method of accounting for oil and natural gas properties. The pro forma ceiling test calculation was performed using the pro forma combined present value of future net revenues from proved reserves discounted at 10%, plus the estimated fair value of combined unproved oil and natural gas properties based on the preliminary purchase price allocation. For the year ended December 31, 2018 and the nine months ended September 30, 2019, there would have been no ceiling test write-down on oil and natural gas properties recognized when considering the combined proved oil and natural gas properties.

(l)	Reflects an increase in interest expense associated with $293.1 million additional borrowings under the revolving bank credit facility.

Interest on borrowings under the revolving bank credit facility is based on a current rate of LIBOR plus 3.25%. These borrowings bear interest at variable rates and are subject to interest rate risk. A 1/8% change to the interest rate would result in a change in interest expense related to variable rate financing of $0.3 million for the nine months ended September 30, 2019 and $0.4 million for the year ended December 31, 2019.

(m)

Reflects the impact of the change in tax status of the Target Assets from being treated as a partnership for U.S. federal and state income tax purposes to an entity subject to federal and state income taxes. Talos has sufficient federal and state net operating losses to offset most of the additional income (loss) before income taxes from the Target Assets.

(n)

The weighted average basic and diluted shares of Common Stock outstanding was calculated assuming that the 11 million shares of Conversion Stock issued to the Sellers were outstanding as of January 1, 2018.

Note 5. Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following schedules reflect Talos, ILX Holdings, ILX Holdings II and the Castex Sellers combined supplemental information regarding oil and natural gas producing activities, giving effect to the Transactions as if closing had occurred on January 1, 2018. The following estimates of proved oil and natural gas reserves, both developed and undeveloped, represent combined estimated quantities of crude oil and natural gas, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and natural gas reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and natural gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively minor expenditures are required for completion.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production, the amount and timing of development expenditures and underlying future cash flows, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil, natural gas and NGLs that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil, natural gas and NGLs sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data.

Pro Forma Estimated Quantities of Proved Oil, Natural Gas and NGL Reserves

The following table presents pro forma estimated proved reserves at the net ownership interests.

	Talos Historical				Target Assets				Pro Forma Combined Company
	Oil	Natural Gas	NGL	Total	Oil	Natural Gas	NGL	Total	Oil	Natural Gas	NGL	Total
	(MMBbl)	(MMcf)	(MMBoe)	(MMBoe)	(MMBbl)	(MMcf)	(MMBoe)	(MMBoe)	(MMBbl)	(MMcf)	(MMBoe)	(MMBoe)
Net proved developed and undeveloped reserves as at December 31, 2017	72,804	127,656	6,547	100,625	21,124	100,114	2,784	40,594	93,928	227,770	9,331	141,221
Extensions and discoveries	4,123	8,411	64	5,589	4,460	12,506	359	6,903	8,583	20,917	423	12,492
Production	(11,771)	(22,771)	(1,176)	(16,742)	(3,223)	(9,246)	(384)	(5,148)	(14,994)	(32,017)	(1,560)	(21,890)
Revision in estimate	2,595	(37,933)	3,187	(539)	(475)	(13,908)	1,189	(1,604)	2,120	(51,841)	4,376	(2,144)
Purchases of minerals-in- place	44,788	95,661	2,074	62,806	1,672	22,532	—	5,427	46,460	118,193	2,074	68,233

Net proved developed and undeveloped reserves at December 31, 2018	112,539	171,024	10,696	151,739	23,558	111,998	3,948	46,172	136,097	283,022	14,644	197,912

Proved developed reserves December 31, 2018	85,530	131,364	8,104	115,528	17,294	87,593	2,433	34,326	102,824	218,957	10,537	149,854
Proved undeveloped reserves December 31, 2018	27,009	39,660	2,592	36,211	6,264	24,405	1,515	11,847	33,273	64,065	4,107	48,058

During 2018, the Company added 56.7 MMBoe of estimated proved reserves, which included 68.2 MMBoe added through purchases of 59.3 MMBoe from the Stone Combination (as defined in the Information Statement), 3.5 MMBoe from the Whistler Acquisition (as defined in the Information Statement) and 5.4 MMBoe from various acquisitions from the Castex Sellers. The Company also added 12.4 MMBoe of estimated proved reserves from extensions and discoveries primarily from an evaluation of Green Canyon Block 18. The increase was partially offset by a decrease of 21.9 MMBoe of production.

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following table reflects the pro forma standardized measure of discounted future net cash flows at the net ownership interest in proved oil, natural gas and NGL reserves (in thousands):

At December 31, 2018	Talos Historical	Target Assets	Pro Forma Combined
Future cash inflows	$8,654,631	$1,959,019	$10,613,650
Future production costs	(1,740,850)	(440,442)	(2,181,292)
Future development costs	(1,349,005)	(210,624)	(1,559,629)
Future tax expenses	(862,473)	—	(862,473)

Future net cash flows	4,702,303	1,307,953	6,010,256
10% annual discount for estimating timing of cash flows	(1,362,057)	(364,662)	(1,726,719)

Standardized measure of discounted future net cash flows	$3,340,246	$943,291	$4,283,537

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2018 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. For Talos, we used pricing of $69.42 per Bbl of oil, $3.08 per Mcf of natural gas and $29.50 per Bbl of NGLs. ILX Holdings used $66.94 per Bbl of oil, $2.38 per Mcf of natural gas and $24.04 per Bbl of NGLs. ILX Holdings II used $65.70 per Bbl of oil, $2.95 per Mcf of natural gas and $23.82 per Bbl of NGLs. Castex 2014 used $66.31 per Bbl of oil and $3.08 per Mcf of natural gas. Castex 2016 used $65.63 per Bbl of oil and $3.09 per Mcf of natural gas.

It is not intended that the standardized measure of discounted future net cash flows represents the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Pro Forma Changes in Standardized Measure of Discounted Future Net Cash Flows

Pro Forma changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	Talos Historical	Target Assets	Pro Forma Combined
Balance at December 31, 2017	$1,807,669	$494,707	$2,302,376
Sales and transfers 2018	(727,969)	(200,844)	(928,813)
Net change in prices and costs	1,578,330	272,519	1,850,849
Net changes in development costs	32,328	62,465	94,793
Previously estimated development costs incurred during the period	45,937	5,648	51,585
Accretion of discount	180,767	49,471	230,238
Net changes in tax expenses	(585,017)	—	(585,017)
Purchase of minerals in place	943,519	56,046	999,565
Extensions and discoveries	148,068	188,085	336,153
Revisions of previous quantity estimates	190,853	27,876	218,729
Changes in timing and other	(274,239)	(12,682)	(286,921)

Balance at December 31, 2018	$3,340,246	$943,291	$4,283,537